Exhibit 4.2

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of June 2, 2016, by the undersigned subsidiaries (each a “Guarantor” and, collectively, the “Guarantors”) of TALEN ENERGY SUPPLY, LLC (formerly known as PPL Energy Supply, LLC), a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), for the benefit of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Indenture described below (the “Trustee”).

PRELIMINARY STATEMENTS

WHEREAS, the Pennsylvania Economic Development Financing Authority, an instrumentality and body corporate and politic of the Commonwealth of Pennsylvania (the “Issuer”), issued $100,000,000 aggregate principal amount of its Exempt Facilities Revenue Refunding Bonds, Series 2009A (PPL Energy Supply, LLC Project) (the “Bonds”) on behalf of the Company under the Series 2009A Trust Indenture dated as of April 1, 2009 (together with any and all supplements and instruments supplemental thereto, the “Indenture”), between the Issuer and the Trustee;

WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company entered into that certain Series 2009A Exempt Facilities Loan Agreement, dated as of April 1, 2009 (the “Original Loan Agreement”), as amended and supplemented by the First Supplement thereto, dated as of September 1, 2015 (as so amended and supplemented, the “Loan Agreement”), pursuant to which the Issuer loaned the proceeds of the Bonds to the Company for the purpose of refunding certain prior revenue bonds of the Issuer issued to finance certain projects on behalf of the Company, and the Company agreed, among other things, to make loan payments thereunder in amounts and at times sufficient to pay when due the principal of, premium, if any, and interest on the Bonds;

WHEREAS, the Company is a wholly owned indirect subsidiary of Talen Energy Corporation, a Delaware corporation (“Talen”); and

WHEREAS, CRJ Parent LLC, RPH Parent LLC and SPH Parent LLC (collectively, “Parent”), RJS Merger Sub Inc. (“Merger Sub”) and Talen have entered into that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), pursuant to which Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, will merge with and into Talen (the “Merger”), with Talen continuing as the surviving corporation and a wholly owned subsidiary of Parent.

NOW, THEREFORE, in consideration of the premises set forth herein and in order to enhance the Bonds, the Guarantors hereby agree for the benefit of Trustee, acting on behalf of, and for the benefit of, the holders of the Bonds, as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture. All capitalized terms used in this Guaranty and not otherwise defined herein, including terms defined in the preamble and preliminary statements hereto, shall have the meanings set forth in the Indenture as originally in effect on the date hereof.

SECTION 1.02. Other Defined Terms. As used in this Guaranty, the following terms have the meanings specified below:

“Loan Payments” shall have the meaning assigned to such term in the Loan Agreement.

“Transactions” shall mean the Merger and the other transactions contemplated by the Merger Agreement.

“Trigger Date” shall mean the closing date of the Transactions.

ARTICLE II

Guarantees

SECTION 2.01. Springing Guarantees. The guarantees evidenced by this Guaranty shall become effective if and when the Trigger Date occurs. The Company shall provide the Trustee with written notice of the occurrence of the Trigger Date. The guarantees evidenced by this Guaranty are intended to be a present obligation of a future contingent commitment.

SECTION 2.02. Guarantees. Each of the Guarantors hereby absolutely and unconditionally guarantees, from and after the Trigger Date, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, on a senior basis to the Trustee, for itself and for the benefit of the Bondholders, and to their respective successors and assigns that:

(a) the Company’s Loan Payment obligations with respect to principal of, and premium, if any, interest, if any, or additional amounts, if any, on the Bonds will be promptly paid in full when due, whether at maturity, by acceleration, upon repurchase or redemption, or otherwise, and interest on the overdue principal of, and premium, if any, and (to the extent permitted by law) interest, if any, on the Bonds and all other Loan Payment obligations of the Company with respect to the payment obligations of the Issuer or the Company to the Bondholders or the Trustee under the Loan Agreement, the Indenture or the Bonds will be promptly paid in full when due and performed, all in accordance with the terms hereof and thereof; and

(b) in case of any extension of time of payment or renewal of any of the Company’s Loan Payment obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration, upon repurchase or redemption, or otherwise.

This Guaranty is an absolute, unconditional, present and continuing guarantee of payment and performance (and not a guarantee of collection) and will be in no way conditioned upon any attempt to collect from the Company or any other Guarantor or any other action, occurrence or circumstance whatsoever.

This Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Agreement, the Bonds or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Bondholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or the Company, any right to require a proceeding first against the Issuer or the Company, protest, notice and all demands whatsoever.

If any Bondholder or the Trustee is required by any court or otherwise to return to the Issuer, the Company, the Guarantors or any custodian, trustee or other similar official acting in relation to any of the Issuer, the Company or the Guarantors, any amount paid by the Issuer, the Company or any Guarantor to the Trustee or such Bondholder, the guarantees hereunder, to the extent theretofore discharged, shall be reinstated in full force and effect.

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As between the Guarantors, on the one hand, and the Bondholders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11.02 of the Indenture and Section 3.2(a) of the Original Loan Agreement for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 11.02 of the Indenture and Section 3.2(a) of the Original Loan Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the existence of such right does not impair the guarantees hereunder.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Bonds under the Indenture and that the guarantee and waivers made by it pursuant to its guarantee hereunder are knowingly made in contemplation of such benefits.

SECTION 2.03. Release and Termination of Guarantees.

(a) Unless an Event of Default has occurred and is continuing and, to the extent applicable, subject to compliance by the Company with Section 4.16 of the Loan Agreement, a Guarantor will be automatically and unconditionally released from its obligations hereunder and this Guaranty will be deemed to be terminated with respect to such Guarantor, without any release, agreement or other action by the Trustee, the Issuer, any Bondholder or any other Person, upon: (i) any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger, consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company; (ii) any sale or other disposition of the capital stock of, or equity interests in, such Guarantor, following which such Guarantor is no longer a subsidiary of the Company; (iii) satisfaction and discharge or defeasance of the Bonds in accordance with the Indenture (including Section 16.01 thereof); or (iv) the dissolution or liquidation of such Guarantor.

(b) Notwithstanding the foregoing and in addition to its other rights hereunder and under the Loan Agreement, the Indenture and the Bonds, the Company may elect, in its sole discretion, to release any or all of the Guarantors from their obligations hereunder (i) in connection with a reoffering and/or purchase of all the Bonds, (ii) upon receipt from either Rating Agency of written confirmation that the rating assigned to the Bonds by such Rating Agency shall be no lower than such rating immediately prior to such release, after giving effect to the occurrence of such release, or (iii) upon receipt of consent to such release by Bondholders constituting at least a majority in aggregate principal amount of the Bonds then outstanding.

(c) The Company shall provide written notice to the Trustee upon the occurrence of any release pursuant to this Section 2.03.

(d) For the avoidance of doubt, upon the automatic and unconditional release of any Guarantor from its obligations hereunder and termination of this Guaranty with respect to such Guarantor, any Guarantor not so released from its obligations hereunder shall remain liable for the full amount of principal of, and premium, if any, interest, if any, or additional amounts, if any, on the Bonds and for the other obligations of such Guarantor under the Indenture as provided in this Guaranty.

SECTION 2.04. Limitation On Guarantor Liability. It is the intention of each Guarantor that its guarantee hereunder not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy or insolvency law, the Uniform Fraudulent Conveyance Act (or any successor thereto), the Uniform Fraudulent Transfer Act (or any successor thereto) or any similar federal or state or foreign law to the extent applicable to such guarantee. The obligations of each Guarantor with respect to its guarantee

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hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its guarantee hereunder or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor hereunder not constituting a fraudulent conveyance or fraudulent transfer under federal or state or foreign law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

SECTION 2.05. Ranking. The obligation of each Guarantor to make payments of any amounts hereunder shall constitute an unsecured obligation of such Guarantor ranking (1) pari passu with all existing and future senior unsecured indebtedness of such Guarantor and (2) senior in right of payment to all existing and future subordinated indebtedness of such Guarantor.

SECTION 2.06. Subrogation. Upon satisfaction and discharge of the Bonds under the Indenture, each Guarantor shall be subrogated to all rights of the Trustee and the Bondholders against the Company and the Issuer in respect of any amounts paid by such Guarantor hereunder.

ARTICLE III

Miscellaneous

SECTION 3.01. Amendments, Etc. No amendment, waiver or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced.

SECTION 3.02. Successors and Assigns. This Guaranty benefits the Trustee and the Bondholders and their respective successors and assigns and, subject to Section 2.03 hereof, binds the Guarantors and their respective successors and assigns.

SECTION 3.03. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of a counterpart via pdf or other electronic transmission shall constitute delivery of an original counterpart.

SECTION 3.04. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the day and year first written above.

TALEN INVESTMENT CORPORATION, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TALEN GENERATION, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

SUSQUEHANNA NUCLEAR, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

MARTINS CREEK, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

BRUNNER ISLAND, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

PENNSYLVANIA MINES, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Guaranty]

MONTOUR, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

LOWER MOUNT BETHEL ENERGY, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER GENERATION HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER FINANCE LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER OPERATING LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN POWER MARKETING LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Guaranty]

RAVEN POWER FORT SMALLWOOD LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN LOT 15 LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

RAVEN FS PROPERTY HOLDINGS LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

FORT ARMISTEAD ROAD – LOT 15 LANDFILL, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

H.A. WAGNER LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

BRANDON SHORES LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Guaranty]

JADE POWER GENERATION HOLDINGS LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

C/R TOPAZ HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER GROUP GP II, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER GROUP LP II, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

BARNEY M. DAVIS, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

LAREDO WLE, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Guaranty]

NUECES BAY WLE, LP, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TALEN ENERGY MARKETING, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

TOPAZ POWER HOLDINGS, LLC, as a Guarantor

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

Acknowledged and agreed:

TALEN ENERGY SUPPLY, LLC, as the Company

By:	/s/ Russell R. Clelland
Name: Russell R. Clelland
Title: Vice President and Treasurer

[Signature Page to Guaranty]